UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Completion of optionsXpress Merger

On September 1, 2011, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 18, 2011 (the “Merger Agreement”), by and among The Charles Schwab Corporation (“Schwab”), Neon Acquisition Corp., a wholly owned subsidiary of Schwab (“Merger Sub”), and optionsXpress Holdings, Inc. (“optionsXpress”), the merger of Merger Sub with and into optionsXpress (the “Merger”) became effective, with optionsXpress surviving the Merger as a wholly-owned subsidiary of Schwab.

Pursuant to the Merger Agreement, each share of optionsXpress common stock outstanding at the effective time of the Merger was converted into the right to receive 1.02 shares of Schwab common stock, plus cash in lieu of any fractional share interest. This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of March 18, 2011, by and among The Charles Schwab Corporation, Neon Acquisition Corp. and optionsXpress Holdings, Inc. (incorporated by reference from Schwab’s Current Report on Form 8-K filed on March 21, 2011)

99.1	Press Release, dated September 1, 2011, announcing completion of the Merger

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: September 1, 2011	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Ex 2.1	Agreement and Plan of Merger, dated as of March 18, 2011, by and among The Charles Schwab Corporation, Neon Acquisition Corp. and optionsXpress Holdings, Inc. (incorporated by reference from Schwab’s Current Report on Form 8-K filed on March 21, 2011)

Ex 99.1	Press Release, dated September 1, 2011, announcing completion of the Merger